Exhibit 10.6

May 19, 2020

Mr. Norman Gardner

Re:          Amendment of Consulting Agreement

Dear Norman:

This letter agreement modifies your Consulting Agreement, dated June 29, 2017 (the “Agreement”). In consideration of the mutual promises contained in this letter agreement, VerifyMe, Inc. (“VRME”) and you agree that the second sentence of Section 2(a) of the Agreement, shall amended and restated in its entirety to read as follows:

“The Term shall be automatically renewed for successive one-year terms provided Consultant provides the Chair of the Compensation Committee with notice of the end of the Term at least 45 days before the end of the Term and provided further that neither party provides notice of non-renewal to the other party at least 30 days before the end of the Term.”

In all other respects, the Agreement is ratified and confirmed.

Sincerely yours,

VerifyMe, Inc.

/s/ Patrick White
By: Patrick White
Chief Executive Officer

I hereby agree to the foregoing:

/s/ Norman Gardner
Norman Gardner

Clinton Square, 75 S. Clinton Ave, Suite 510 | Rochester, NY 14604

Phone: 585-736-9400 | www.verifyme.com OTCQB:VRME